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Exhibit 10.(a)

                  [Letterhead of Sutherland Asbill & Brennan LLP]



                                   April 20, 2000


State Farm Life Insurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of the Form N-4 registration statement for State Farm Life Insurance Company Variable Annuity Separate Account (File No. 333-19189). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Sincerely,

                              SUTHERLAND ASBILL & BRENNAN LLP



                              By:   /s/ Stephen E. Roth
                                 -----------------------------
                                    Stephen E. Roth, Esq.